Exhibit 10.9

Execution Copy

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made effective as of August 9, 2024 (the “Effective Date”), by and between Enservco Corporation, a Delaware corporation (the “Company”) and Star Equity Holdings, Inc., a Delaware corporation (the “Investor”).

For and in consideration of the foregoing and the mutual promises and covenants herein contained, the Company and the Investor agree as follows:

1.        Purchase of Note. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, a promissory note, in substantially the form attached hereto as Exhibit A (the “Note”), in exchange for one-million dollars ($1,000,000) (the “Purchase Price”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Note. The terms of the Note are incorporated herein by reference.

2.        Closing; Closing Mechanics.

2.1.         Closing. The closing of the sale and issuance of the Note (the “Closing”) to the Investor shall take place on the Effective Date, or at such other time as the Company and the Investor may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2.       Closing Deliverables. At the Closing (a) the Investor shall deliver to the Company the Purchase Price (the “Consideration Amount”) via wire transfer of immediately available funds to an account designated by the Company, (b) the Company shall issue and deliver to the Investor, or its affiliate, an executed Note in favor of such Investor in the principal amount equal to the Consideration Amount, (c) the Investor shall deliver a countersigned Note, accepting and acknowledging the delivery of the Note, and (d) the Company shall record the Investor as the owner of the applicable Note in the Company’s books and records.

3.        Representations and Warranties of Company. The Company represents and warrants to the Investor that the following representations and warranties are true and complete as of the Effective Date.

3.1.        Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to conduct business in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except for any deviations from any of the foregoing that would not reasonably be expected to have a material adverse effect on the Company

3.2.         Authorization; Enforcement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to issue and sell the Note, and to perform the Company’s obligations hereunder and under the Note, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Company (the “Board’) and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Company, are necessary to authorize the execution and delivery of this Agreement and the Note or to consummate the transactions contemplated hereby and thereby. This Agreement and the Note have duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Note by the Investor hereto and thereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

3.3.         Subsidiaries. The Company owns, directly or indirectly, all of the capital shares or other equity securities of each subsidiary (“Subsidiary”). All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by the Company or one of its subsidiaries free and clear of all liens (other than those, if any, imposed by such Subsidiary’s organizational documents). There are no contracts to which the Company or any of its affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the organizational documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by contract, order or applicable law. None of the Company or its subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding material contractual obligations of the Company or its subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person (other than loans to customers in the ordinary course of business).

3.4.        Compliance with Laws. The Company is not or has not been in material conflict or non-compliance with, or in material default or violation of, nor has The Company received, since July 31, 2024, any written or, to the knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

3.5.        Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), except as disclosed in the SEC Reports, as defined in Section 3.7 of this Agreement. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the United States Securities and Exchange Commission (the “SEC”) involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Exchange Act of 1934 (the “Exchange Act”) or the Securities Act of 1933 (the “Securities Act”).

3.6.        Governmental Approvals. No consent of or with any governmental authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the Note or the consummation by the Company of the transactions contemplated hereby or thereby, other than (a) such filings as may be required in any jurisdiction where the Company is qualified or authorized to conduct business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement and the Note, (c) any filings required with NYSE American with respect to the transactions contemplated by this Agreement and the Note, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have a material adverse effect on the Company.

3.7.        Non-Contravention. The execution and delivery by the Company of this Agreement and the Note, and the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s organizational documents, (b) subject to obtaining any consents from governmental authorities referred to in Section 3.5 hereof, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any law, order or consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract, except for any deviations from any of the foregoing clauses (b)-(c) that would not reasonably be expected to have an adverse effect on the Company.

3.8.         Financial Statements.

(a)

The Company, since May 15, 2024, has filed all forms, reports, schedules, statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. Except to the extent otherwise available on the SEC’s web site through EDGAR, the Company has delivered to the Investor copies in the form filed with the SEC of all of the following: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, (ii) the Company’s Quarterly Reports on Form 10-Q for each fiscal quarter in the fiscal year ended December 31, 2023, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Company with the SEC since May 15, 2024 (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “Enservco SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Enservco Public Certifications”). The Company SEC Reports (y) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (z) did not, as of their respective effective dates (in the case of the Company SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other Company SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company Public Certifications are each true as of their respective dates of filing. As of the date of this Agreement, the shares of the Company common stock are listed on NYSE American.

(b)

The financial statements and notes contained or incorporated by reference in the Company SEC Reports (the “Enservco Financials”) fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)

Except as and to the extent reflected or reserved against in the Enservco Financials, the Company has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Enservco Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred in the ordinary course of business.

3.9.        Offering. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the offer, issue, and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.10.       Use of Proceeds. The Company will use the proceeds of sale and issuance of the Note towards the acquisition of the Membership Interests of Buckshot Trucking, LLC and shall not be used to repay existing debt, subordinated or senior, of the Company.

3.11.       Brokers and Finders. No person or entity acting on behalf or under the authority of the Company or any of its Affiliates is or will be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated by this Agreement.

3.12.      Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that it has not provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting the transactions contemplated by this Agreement.

4.        Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the following representations and warranties are true and complete.

4.1.        Organization. The Investor is duly organized or incorporated (as applicable), validly existing and in good standing under the laws of the state or country in which it is organized or incorporated (as applicable) and is authorized and qualified to become a holder of the Note, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this Agreement, and the acquisition of the Note by the Investor and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of such Investor.

4.2.         Authorization. The execution, delivery and performance of this Agreement and the Note by the Investor and the consummation by the Investor of the transactions contemplated hereby are within the powers of the Investor and have been duly authorized by all necessary individual, corporate, partnership or limited liability company action, as appropriate, on the part of the Investor. This Agreement and the Note constitute valid and binding agreements of the Investor, and, assuming the due execution and delivery of this Agreement and the Note by each other person or entity party thereto, enforceable against the Investor in accordance with its respective terms, subject to: (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors’ rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) by federal or state securities laws or by public policy of rights to indemnification. All action required for the lawful execution and delivery of this Agreement and the Note has been taken.

4.3.         Acquisition of the Note for Investment. The Investor is acquiring the Note for its own account for investment purposes only and not with a view to or for the purpose of distributing or reselling the Note or any part thereof or interest therein, without prejudice, however, to the Investor’s right, subject to the provisions of this Agreement and the Note and in accordance with all applicable laws, at all times to sell or otherwise dispose of all or any part of such Note as otherwise permitted hereunder. The Investor is not acting jointly or in concert with any other person or entity for the purposes of acquiring the Note. The Investor has no contract, undertaking, agreement or arrangement with any person or entity to sell or otherwise transfer the Note to any such person or entity or to have any such person or entity sell the Note on the Investor’s behalf.

4.4.        Ability of the Investor to Bear Risk of Investment. The Investor acknowledges that the purchase of the Note is a highly speculative investment involving a high degree of risk, and the Investor is able to bear the economic risk of an investment in the Note and is able to afford a complete loss of such investment (i.e., the Purchase Price). The Investor has such financial and business knowledge and experience that he, she or it is capable of evaluating the risks and merits of this investment, and the Investor has had an opportunity to ask any questions and obtain any additional information concerning the Company.

4.5.         Accredited Investor. The Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.6.        No Agency Review. The Investor acknowledges and understands that no U.S. federal or state agency, including the U.S. Securities and Exchange Commission (the “SEC”) or the securities commission or authority of any state, has approved or disapproved the Note, passed upon or endorsed the merits of the offering of the Note, or made any finding or determination as to the fairness or fitness of the Note for public sale.

4.7.       Professional Advice. The Investor has relied upon the advice of the Investor’s legal counsel and/or accountants and/or other financial advisors with respect to tax and other considerations relating to the purchase of the Note. The Investor is not relying upon the Company with respect to the economic considerations involved to make an investment decision in the Note. Nothing in this Section 4, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 3, or the right of the Investor to rely thereon.

4.8.         No Intent to Transfer. The Investor is not aware of any occurrence, event or circumstance upon the happening of which the Investor intends to transfer or sell the Note and the Investor does not have any present intention to transfer or sell the Note.

4.9.         Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Note unless and until:

(a)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)    The Investor shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

(c)    Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a partner (or retired partner) or member (or retired member) of the Investor in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

4.10.      Tax Consequences. The investment in the Note may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Investor to determine and assess such tax consequences as may apply to the Investor’s particular circumstances, and the Investor has not received and is not relying on the Company for any tax advice whatsoever.

5.        Indemnity.

5.1.       The Investor agrees to indemnify and hold harmless the Company, its Affiliates and its members, governors, managers, officers, employees and consultants from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation or any claim commenced or threatened) arising out of or based upon any false or misleading representation or warranty made by such Investor hereunder, misinformation, breach or failure by such Investor herein or hereunder or under any other document furnished or delivered by such Investor to any of the foregoing indemnified persons in connection with such Investor’s investment in the Company.

5.2.       The Company agrees to indemnify and hold harmless the Investor and, as applicable, their respective Affiliates and shareholders, directors and officers from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation or any claim commenced or threatened) arising out of or based upon any false or misleading representation or warranty made by the Company hereunder, misinformation, breach or failure by the Company herein or hereunder or under any other document furnished or delivered by the Company to any of the foregoing indemnified persons in connection with the applicable Investor’s investment in the Company.

6.        Miscellaneous.

6.1.       Amendment; Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. Except as otherwise provided in the Note, any provision of the Note may be amended or waived by the written consent of the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.2.         Survival of Representations and Warranties. All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

6.3.         Successors and Assigns; No Third Party. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6.4.         Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

6.5.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6.         Headings. The headings used in this Agreement are for reference and convenience only and shall not affect the construction or interpretation of this Agreement.

6.7.         Notices. Unless otherwise provided, any notice, other communication or deliveries required or permitted under this Agreement shall be given in writing and by electronic mail and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) one (1) day after deposit with a reputable overnight courier service and addressed to the party to be notified, or (iv) upon confirmation of receipt of a successful electronic mail transmission; provided, however, that all the times in (ii) and (iii) shall be increased by three (3) days in the event that notice is being sent internationally. The addresses for such notices and communications shall be as follows, or at such other address as the parties may designate in writing by delivering notice of such change of address to the other party:

If to the Company:	Enservco Corporation 14133 Country Road 9 ½ Longmont, CO 80504 Attention: Mark Patterson, Chief Financial Officer Email: mpatterson@enservco.com

With a copy (which shall not constitute notice) to:

Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Attention: Douglas T. Holod Email: doug.holod@maslon.com

If to the Investor:	As indicated on Schedule A

6.8.         Entire Agreement. This Agreement and the Note contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

6.9.        Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, such term(s) or provision(s) shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such term(s) or provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.10.       Fees and Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

6.11.      Confidentiality. Each party hereto agrees that, except (i) with the prior written permission of the other party or (ii) as required by law, regulation, rule, court order or subpoena, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the Note purchased hereunder (“Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.15 by such party), (b) is or has been independently developed or conceived by such party without use of the other party’s Confidential Information, or (c) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the disclosing party. Notwithstanding anything to the contrary herein, (i) the Company may disclose the terms of the sale of the Note and the identity of the Investor as required by law or regulation, (ii) the Investor may disclose Confidential Information to: (w) the other Investors, (x) its respective attorneys, accountants, consultants, and other professionals, affiliates and representatives, (y) any prospective investor of any Company securities from such Investor, if such prospective investor agrees to be bound by the provisions of this Section 7.15, and (z) any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business.

6.12.      Further Assurances. Consistent with the terms and conditions hereof, the Investor and the Company agree to do and perform or cause to be done and performed all such further acts and things and to execute, acknowledge, and deliver such further documents and instruments as reasonably required in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.13.       Usury. Regardless of any other provision of this Agreement or the Note, the Investor shall never be entitled to receive, collect or apply as interest on the principal amount of the Note any amount in excess of the maximum rate of interest allowable under applicable law, and in the event any Investor ever receives, collects or applies as interest thereon any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal amount of such Note and shall be treated as such, and if the principal amount of such Note is paid in full, any remaining excess shall forthwith be paid to the Company.

6.14.       Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement and the Note issued to such Investor are several and not joint with the obligations of any Investor, and no other Investor shall be responsible in any way for the performance of the obligations of such Investor under this Agreement and the applicable Note. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of the Investor to purchase a Note from the Company pursuant to this Agreement has been made by the Investor independently of any other Investor or other person or entity. No person or entity has acted as agent for the Investor in connection with the Investor making its investment hereunder and no person or entity will be acting as agent of the Investor in connection with monitoring such Investor’s investment in the Company or enforcing its rights under this Agreement. The Investor shall be entitled to independently protect and enforce his, her or its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Investor to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and the Investor solely and not between the Company and Investors collectively and not between and among the Investors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be effective as of the date first indicated above.

COMPANY:

ENSERVCO CORPORATION

By:	/s/ Richard Murphy
Name: Richard Murphy
Title: Chief Executive Officer

INVESTORS:

STAR EQUITY HOLDINGS, INC.

By:	/s/ Richard K. Coleman, Jr.
Name: Richard K. Coleman, Jr.
Title: Chief Executive Officer

Signature Page to
Note Purchase Agreement